UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011 (March 31, 2011)

Plastron Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Delaware	000-52651	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 277-5301
(Registrant’s telephone number, including area code)

None
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 31, 2011, Plastron Acquisition Corp. II (“we”, “us”, “our” or the “Company”) repurchased an aggregate of 400,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) from Clifford Chapman  for an aggregate purchase price equal to $6,000 (the “Repurchase Price”) pursuant to the terms and conditions contained in that certain common stock purchase agreement, dated March 9, 2011 (the “Purchase Agreement”).  In addition, in connection with the terms of the Purchase Agreement the Company agreed to pay an aggregate amount of $2,483.64 (the “Outstanding Amount”), representing the outstanding principal amount plus all accrued interest due to Mr. Chapman pursuant to the terms and conditions of that certain promissory note, dated April 15, 2008 (the “Promissory Note”).

On April 20, 2011, the Company repurchased an aggregate of 61,856 shares (the “Allen Shares”) of its Common Stock from Charles Allen for an aggregate purchase price equal to $927.84 (the “Allen Repurchase Price”) pursuant to the terms and conditions contained in that certain common stock purchase agreement, dated April 20, 2011 (the “Allen Purchase Agreement”).

The description of the Purchase Agreement and Allen Repurchase Agreement are summaries and are qualified in their entirety by the provisions of the Purchase Agreement and Allen Purchase Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2.  The Promissory Note is filed as Exhibit 4.3 to the Company’s Form 8-K filed on April 16, 2008 and incorporated herein by this reference.

Item 4.01    Change in Registrant’s Certifying Accountant

On April 26, 2011, Plastron Acquisition Corp. II (the “Company”) dismissed De Joya Griffith & Company, LLC (“De Joya Griffith”) as its independent certifying public accountant.

Since January 24, 2006 (inception) through December 31, 2010 and the interim period preceding the dismissal of De Joya Griffith, De Joya Griffith’s reports on the financial statements contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company’s ability to continue as a going concern.

The dismissal was authorized and approved by the Board of Directors of the Company.

Since January 24, 2006 (inception) through December 31, 2010 and the interim periods preceding the dismissal of De Joya Griffith, there were no disagreements with De Joya Griffith on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of De Joya Griffith, would have caused De Joya Griffith to make reference to the subject of that disagreement in its reports on the Company’s financial statements.

The Company requested that De Joya Griffith furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01 filed with the Securities and Exchange Commission on April 26, 2011. A copy of the letter furnished by De Joya Griffith in response to this request, dated April 26, 2011, is filed as Exhibit 16.1 to this Form 8-K.

On April 26, 2011, the Company engaged Rothstein Kass as its new independent certifying public accountant.  The engagement of Rothstein Kass was approved by the Company’s Board of Directors. During the two most recent fiscal years and the interim period preceding the engagement of Rothstein Kass, the Company has not consulted with Rothstein Kass regarding either: (i) the application of accounting principles to a specified transaction,  either completed or proposed, or the type of audit  opinion  that may be rendered on the  Company's  financial statements,  and Rothstein Kass did not  provide  either a written  report or oral advice to the Company that was an important factor  considered by the Company in reaching a decision  as to any  accounting,  auditing,  or  financial  reporting issue;  or (ii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2011, Clifford Chapman resigned from his position as a member of the board of directors of the Company.  Mr. Chapman’s resignation letter is attached hereto as Exhibit 17.1.

Item 9.01 Financial Statements and Exhibits.

     (d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit Number	Description

*4.1	Promissory Note issued by the Company to Clifford Chapman, dated April 15, 2008

10.1	Purchase Agreement by and between the Company and Clifford Chapman, dated March 9, 2011

10.2	Purchase Agreement by and between the Company and Charles Allen, dated April 20, 2011

16.1	Letter to the SEC from De Joya Griffith & Company, LLC, dated April 26, 2011

17.1	Resignation Letter from Clifford Chapman, dated April 25, 2011

*	Filed as Exhibit 4.3 to the Company’s Form 8-K filed on April 16, 2008 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTRON ACQUISITION CORP. II

Date: April 26, 2011	By: /s/ Michael Rapp
Michael Rapp
President